SERVICE AGREEMENT

                                      FOR

                            TRANSFER AGENT SERVICES

                                       TO

                FIRST TRUST NEW OPPORTUNITIES MLP & ENERGY FUND



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      THIS SERVICE AGREEMENT FOR TRANSFER AGENT SERVICES (this "Agreement")
between First Trust New Opportunities MLP & Energy Fund, a Massachusetts business trust ("Client") and BNY Mellon Investment Servicing (US) Inc., a Massachusetts corporation ("Agent"), is dated as of February 5, 2014.

1. APPOINTMENT. Client appoints Agent as its transfer agent, registrar, shareholder servicing agent and dividend disbursing agent and Agent accepts such appointment in accordance with and subject to the following terms and conditions for all authorized shares of each class of stock listed in EXHIBIT A hereto (the "Shares").

2. TERM OF AGREEMENT. Agent's appointment hereunder shall commence on the next business day after the later of (i) the date hereof, or (ii) the date Agent has confirmed that Client's records have been converted to Agent's system (the "Effective Date"), and shall continue until June 13, 2014 (the "Initial Term"). Unless either party gives written notice of termination of this Agreement at least 90 days prior to the end of the Initial Term or any subsequent one-year term, this Agreement shall automatically renew for successive additional one-year terms.

3. DUTIES OF AGENT. Commencing on the Effective Date, Agent shall provide the services listed in EXHIBIT B hereto, in the performance of its duties hereunder.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF CLIENT. Client represents, warrants and covenants to Agent that:

      (a) it is a business trust duly organized and validly existing under the laws of its state of Massachusetts;

      (b) the Shares issued and outstanding on the date hereof have been duly authorized, validly issued and are fully paid and are non-assessable; and any Shares to be issued hereafter, when issued, shall have been duly authorized, validly issued and fully paid and will be non-assessable;

      (c) the Shares issued and outstanding on the date hereof have been duly registered under the Securities Act of 1933, as amended (the "Securities Act"), and such registration has become effective, or are exempt from such registration; and have been duly registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or are exempt from such registration;

      (d) any Shares to be issued hereafter, when issued, shall have been duly registered under the Securities Act, and such registration shall have become effective, or shall be exempt from such registration; and shall have been duly registered under the Exchange Act, or shall be exempt from such registration;


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      (e) Client has paid or caused to be paid all taxes, if any, that were payable upon or in respect of the original issuance of the Shares issued and outstanding on the date hereof;

      (f) the use of facsimile signatures by Agent in connection with the countersigning and registering of Share certificates of Client has been duly authorized by Client and is valid and effective;

      (g) the execution and delivery of this Agreement, and the issuance and any subsequent transfer of the Shares in accordance with this Agreement, do not and will not conflict with, violate, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the charter or the by-laws of Client, any law or regulation, any order or decree of any court or public authority having jurisdiction, or any mortgage, indenture, contract, agreement or undertaking to which Client is a party or by which it is bound. This Agreement has been duly authorized, executed and delivered by Client and is enforceable against Client in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors' rights generally; and

      (h) Client agrees to provide to Agent the documentation and notifications listed in EXHIBIT C hereto according to the requirements set forth therein.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF AGENT. Agent represents, warrants and covenants to Client that:

      (a) Agent is a Massachusetts corporation organized and validly existing under the laws of its state of organization;

      (b) Agent is, and for the term of this Agreement shall remain, duly registered as a transfer agent under the Exchange Act;

      (c) subject to Section 7 hereof, during the term of this Agreement, Agent shall comply with its obligations as a transfer agent under the Exchange Act and the rules and regulations thereunder; and

      (d) assuming the accuracy of Client's representations and warranties and compliance by Client with its covenants hereunder, the execution and delivery of this Agreement, and the performance by Agent of its obligations in accordance with this Agreement, do not and will not conflict with, violate, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the organizational documents of Agent, any law or regulation, any order or decree of any court or public authority having jurisdiction, or any mortgage, indenture, contract, agreement or undertaking to which Agent is a party or by which it is bound. This Agreement has been duly authorized, executed and delivered by Agent and is enforceable against Agent in accordance with its


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terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors' rights generally.

      (e) Agent undertakes to comply with all applicable requirements of the Securities Laws, including the Investment Company Act of 1940, the Securities Act of 1933, and the Securities Exchange Act of 1934, as each may be amended, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by Agent hereunder. Except as specifically set forth herein, Agent assumes no responsibility for such compliance by the Fund or any other entity.

      (f) The books and records pertaining to the Client, which are in the possession or under the control of Agent, shall be the property of the Client. Such books and records shall be prepared and maintained as required by the Investment Company Act of 1940, the Internal Revenue Code of 1986 and other applicable securities laws, rules and regulations. The Client shall have access to such books and records at all times during Agent's normal business hours upon reasonable advance notice. Upon the reasonable request of the Client, copies of any such books and records shall be provided by Agent to the Client or Client's Authorized Person, at the Client's expense. Agent shall keep the following records for the Client: all books and records as are customarily maintained by the transfer agent for a registered investment company.

6.    SCOPE OF AGENCY.

      (a) Agent shall act solely as agent for Client under this Agreement and owes no duties hereunder to any other person. Agent undertakes to perform the duties and only the duties that are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against Agent. Agent shall be obligated to exercise commercially reasonable care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this agreement.

      (b) Agent may rely upon, and shall be protected in acting or refraining from acting in reliance upon, (i) any communication from Client, any predecessor Transfer Agent or co-Transfer Agent or any Registrar (other than Agent), predecessor Registrar or co-Registrar; (ii) any instruction, notice, request, direction, consent, report, certificate, opinion or other instrument, paper, document or electronic transmission believed by Agent to be genuine and to have been signed or given by the proper party or parties; (iii) any guaranty of signature by an "eligible guarantor institution" that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable "signature guarantee program" or insurance program in addition to, or in substitution for, the foregoing; (iv) any instructions received through Direct Registration System/Profile; or (v) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed. In addition, Agent is authorized to refuse to make any transfer that it determines in good faith not to be in good order.


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      (c) In connection with any question of law arising in the course of Agent performing its duties hereunder, Agent may consult with legal counsel (including internal counsel) whose advice shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by Agent hereunder in good faith and in reasonable reliance thereon.

      (d) Any instructions given by Client to Agent orally shall be confirmed in writing by Client as soon as practicable. Agent shall not be liable or responsible and shall be fully authorized and protected for acting, or failing to act, in reliance upon any oral instructions that do not conform with the written confirmation received in accordance with this Section 6(d).

7.    INDEMNIFICATION.

      (a) Client agrees to indemnify, defend and hold harmless Agent and its affiliates providing services under this Agreement, including their respective officers, directors, agents and employees, from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) ("Claims") arising directly or indirectly from any action or omission to act which Agent takes in connection with the provision of services to Client. Neither Agent, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by Agent's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard in the performance of Agent's or its affiliates' activities under this Agreement, provided that in the absence of a finding to the contrary the acceptance, processing and/or negotiation of a fraudulent payment for the purchase of Shares shall be presumed not to have been the result of Agent's or its affiliates own willful misfeasance, bad faith, negligence or reckless disregard of such duties and obligations. The provisions of this Section 7 shall survive termination of this Agreement.

      (b) Indemnification of Client. Agent agrees to defend, indemnify and hold Client and its officers, directors and employees harmless from any and all Claims arising directly or indirectly from the negligence, bad faith, reckless disregard or willful misfeasance of Agent and its affiliates in the performance of its duties hereunder. Notwithstanding the foregoing, Client shall not be indemnified against any Claim caused by Client's or Client's other service providers' willful misfeasance, bad faith or negligence.

      (c) Indemnification Procedure.

            (i) Notice of the Action. A party that seeks indemnification under this Agreement must promptly give the other party notice of any legal action; provided, however, that a delay in notice does not relieve an indemnifying party of any liability to an


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                  indemnified party, except to the extent the indemnifying party shows that the delay prejudiced the defense of the action.

            (ii) Participating in or Assuming the Defense. The indemnifying party may participate in the defense at any time or it may assume the defense by giving notice to the other party. After assuming the defense, the indemnifying party:

                  (1) must select an attorney that is satisfactory to the other party;

                  (2) is not liable to the other party for any later attorney's fees or for any other later expenses that the other party incurs, except for reasonable investigation costs;

                  (3) must not compromise or settle the action without the other party's consent (but the other party must not unreasonably withhold its consent); and

                  (4) is not liable for any compromise or settlement made without its consent.

            (iii) Failing to Assume the Defense. If the indemnifying party fails to participate in or assume the defense within 15 days after receiving notice of the action, the indemnifying party is bound by any determination made in the action or by any compromise or settlement made by the other party.

8.    LIMITATION OF LIABILITY.

      (a) Agent shall be liable only for damages arising out of Agent's failure to perform its duties under this Agreement to the extent such damages arise out of Agent's willful misfeasance, bad faith, negligence or reckless disregard of such duties. In the absence of gross negligence or intentional misconduct on its part, Agent shall not be liable for any action taken, suffered or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. In no event will either Agent or Client be liable for special, indirect, incidental, consequential or punitive losses or damages of any kind whatsoever (including but not limited to lost profits), even if such party has been advised of the possibility of such losses or damages and regardless of the form of action. Each party will have a duty to mitigate damages for which the other party may become responsible. The provisions of this Section shall survive termination of this Agreement.

      (b) If any question or dispute arises with respect to the proper interpretation of this Agreement or Agent's duties hereunder, Agent shall not be required to act or be held liable or responsible for its failure or refusal to


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act until the question or dispute has been (i) judicially settled (and Agent may, if it deems it advisable, but shall not be obligated to, file a suit in interpleader or for a declaratory judgment for such purpose) by a final judgment of a court of competent jurisdiction that is binding on all parties interested in the matter and is no longer subject to review or appeal, or (ii) settled by a written document in form and substance satisfactory to Agent and executed by Client. For such purpose, Agent may, but shall not be obligated to, require the execution of such a document.

      (c) Client and Agent agree that the obligations of the Client under the Agreement shall not be binding upon any of the directors, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Client individually, but are binding only upon the assets and property of the Client (or applicable series thereof), as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the directors of the Client, and signed by an authorized officer of the Client, acting as such, and neither such authorization by such directors nor such execution and delivery by such officer shall be deemed to have been made by any of them or any shareholder of the Client individually or to impose any liability on any of them or any shareholder of the Client personally, but shall bind only the assets and property of the Client (or applicable series thereof), as provided in the Client's By-Laws or Declaration of Trust.

9. FORCE MAJEURE. Agent shall not be liable for any failures, delays or losses, arising directly or indirectly out of conditions beyond its reasonable control, including, but not limited to, acts of government, exchange or market ruling, suspension of trading, work stoppages or labor disputes, civil disobedience, riots, rebellions, electrical or mechanical failure, computer hardware or software failure, communications facilities failures including telephone failure, war, terrorism, insurrection, fires, earthquakes, storms, floods, acts of God or similar occurrences. Agent shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, Agent shall, at no additional expense to the Client, take reasonable steps to minimize service interruptions. Agent shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by Agent's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

10. MARKET DATA. Client acknowledges that Agent may provide real-time or delayed quotations and other market information and messages ("Market Data"), which Market Data is provided to Agent by certain national securities exchanges and associations who assert a proprietary interest in Market Data disseminated by them but do not guarantee the timeliness, sequence, accuracy or completeness thereof. Client agrees and acknowledges that Agent shall not be liable in any


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way for any loss or damage arising from or occasioned by any inaccuracy, error, delay in, omission of, or interruption in any Market Data or the transmission thereof.

11.   TERMINATION.

      (a) Client may terminate this Agreement if (i) Agent defaults on any of its material obligations hereunder and such default remains uncured thirty (30) days after Agent's receipt of notice of such default from Client; or (ii) any proceeding in bankruptcy, reorganization, receivership or insolvency is commenced by or against Agent, Agent shall become insolvent or shall cease paying its obligations as they become due or makes any assignment for the benefit of its creditors.

      (b) Agent may suspend providing services hereunder or terminate this Agreement if (i) Client fails to pay amounts due hereunder or defaults on any of its material obligations hereunder and such failure or default remains uncured thirty (30) days after Client's receipt of notice of such failure or default from Agent; (ii) any proceeding in bankruptcy, reorganization, receivership or insolvency is commenced by or against Client, Client shall become insolvent, or shall cease paying its obligations as they become due or makes any assignment for the benefit of its creditors; or (iii) Client is acquired by or is merged with or into another entity where Client is not the surviving company.

      (c) Upon termination of this Agreement, all fees earned and expenses incurred by Agent up to and including the date of such termination shall be immediately due and payable to Agent on or before the effective date of such termination.

      (d) Prior to termination of this Agreement, Client shall provide Agent with written instructions as to the disposition of records, as well as any additional documentation reasonably requested by Agent. Except as otherwise expressly provided in this Agreement, the respective rights and duties of Client and Agent under this Agreement shall cease upon termination of this Agreement.

12. LOST CERTIFICATES. Agent shall not be obligated to issue a replacement share certificate for any share certificate reported to have been lost, destroyed or stolen unless Agent shall have received: (a) an affidavit of such loss, destruction or theft; (b) a bond of indemnity in form and substance satisfactory to Agent; and (c) payment of all applicable fees. Shareholders may obtain such a bond of indemnity from a surety company of the shareholder's choice, provided the surety company satisfies Agent's minimum requirements.

13.   CONFIDENTIALITY.

      (a) In connection with Agent's appointment hereunder, each party shall obtain confidential information related to the other party or its stockholders that is not available to the general public ("Confidential Information"), which Confidential Information shall include the terms and conditions of this


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Agreement and the exhibits attached hereto. Each party agrees that the
Confidential Information shall be held and treated by it, its directors, officers, employees, affiliates, agents and subcontractors (collectively, "Representatives") in confidence and, except as hereinafter provided, shall not be disclosed in any manner whatsoever except as otherwise required by law, regulation, subpoena or governmental authority. Confidential Information shall be used by each party and its Representatives only for the purposes for which provided and shall be disclosed by such party only to those Representatives who have a need to know in order to accomplish the business purpose in connection with which the Confidential Information has been provided. Confidential Information does not include information that (i) is now or subsequently becomes generally available to the public through no fault or breach on the part of the receiving party; (ii) the receiving party had rightfully in its possession prior to disclosure to it by the disclosing party; (iii) is independently developed by the receiving party without the use of or reference to any Confidential Information; or (iv) the receiving party rightfully obtains on a non-confidential basis from a source other than the disclosing party who has the right to transfer or disclose it.

      (b) In connection with the provision of services under this Agreement, Client may direct Agent to release information, including non-public personal information ("NPPI"), as defined in Title V of the Gramm Leach Bliley Act and the regulations issued thereunder (including but not limited to Regulation P of the Board of Governors of the Federal Reserve) to Client's agents or other third party service providers, including, without limitation, broker/dealers, custodians and depositories. In addition, Client consents to the release of information, including NPPI, (i) to any of Agent's Representatives in connection with the services provided hereunder and (ii) as required by law, regulation, subpoena or governmental authority. Agent shall not be liable for the release of information in accordance with the foregoing provisions.

      (c) Agent acknowledges and agrees that in connection with its services under this Agreement it receives non-public confidential portfolio holdings information ("Portfolio Information") with respect to the Client. Agent agrees that to keep confidential the Client's Portfolio Information and will not disclose the Client's Portfolio Information other than pursuant to a written instruction; provided that without the need for such a written instruction and notwithstanding any other provision of this Section 13 to the contrary, the Client's Portfolio Information may be disclosed to third party pricing services which are engaged by Agent in connection with the provision of services under this Agreement and which shall be subject to a duty of confidentiality with respect to such Portfolio Information.

14. PUBLICITY. Neither party will issue a news release, public announcement, advertisement, or other form of publicity concerning the existence of this Agreement or the Services to be provided hereunder without obtaining the prior written approval of the other party, which may be withheld in the other party's sole discretion; provided that Agent may use Client's name in its customer lists.


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15.   LOST STOCKHOLDERS; IN-DEPTH STOCKHOLDER SEARCH.

      (a) Agent shall conduct such database searches to locate lost stockholders as are required by Rule 17Ad-17 under the Exchange Act, without charge to the stockholder. If a new address is so obtained in a database search for a lost stockholder, Agent shall conduct a verification mailing and update its records for such stockholder accordingly.

      (b) Agent may conduct a more in-depth search for the purpose of (i) locating lost stockholders for whom a new address is not obtained in accordance with clause (a) above, (ii) identifying stockholders who are deceased (or locating their next of kin) and (iii) locating stockholders whose accounts contain two or more consecutive uncashed checks, in each case using the services of a locating service provider selected by Agent. Such provider may compensate Agent for processing and other services that Agent provides in connection with such in-depth search.

      (c) Upon locating any stockholder (or next of kin) pursuant to clause (b) above, the locating service provider shall clearly identify to such stockholder (or next of kin) all assets held in such stockholder's account. Such provider shall inform any such located stockholders (or next of kin) that they may choose either (i) to contact Agent directly to obtain the assets in such account, at no charge other than any applicable fees to replace lost certificates, or (ii) to use the services of such provider for a fee, which may not exceed (A) 10% of the asset value of such stockholder's property where the registered stockholder is a living person or (B) 20% of the asset value of such stockholder's property where the registered stockholder is deceased or is not a natural person; provided that in no case shall such fee exceed the maximum statutory fee permitted by the applicable state jurisdiction. If Client selects a locating service provider other than one selected by Agent, then Agent shall not be responsible for the terms of any agreement with such provider and additional fees may apply.

16.   COMPENSATION AND EXPENSES.

      (a) Commencing on the Effective Date, Client shall compensate Agent for its services hereunder in accordance with the fee schedules listed in EXHIBIT B hereto.

      (b) All amounts owed to Agent hereunder are due within thirty (30) days of the invoice date. Delinquent payments are subject to a late payment charge of one percent (1%) per month until payment of the fees are received by Agent. Client agrees to reimburse Agent for any attorney's fees and any other costs associated with collecting delinquent payments.

      (c) Client shall be charged for certain expenses advanced or incurred by Agent in connection with Agent's performance of its duties hereunder. Such charges include, but are not limited to, stationery and supplies, such as transfer sheets, dividend checks, envelopes, and paper stock, as well as any disbursements for telephone, mail insurance, electronic document creation and



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delivery, travel expenses for annual meetings, link-up charges from Automatic
Data Processing Inc. and tape charges from The Depository Trust Company. While Agent endeavors to maintain such charges (both internal and external) at competitive rates, these charges will not, in all instances, reflect actual out-of-pocket costs, and in some instances may include handling charges to cover internal processing and use of Agent's billing systems.

      (d) With respect to any shareholder mailings processed by Agent, Client shall be charged postage as an out-of-pocket expense at postage rates that may not reflect all available or utilized postal discounts, such as presort or NCOA discounts. Client shall, at least one business day prior to mail date, provide immediately available funds sufficient to cover all postage due on such mailing. Any material shareholder mailing schedule changes, including, but not limited to, delays in delivering materials to Agent or changes in a mailing commencement date, may result in additional fees and/or expenses.

      (e) Upon expiration or termination of this Agreement, Client shall pay Agent a fee for deconversion services (e.g., providing shareholder lists and files, producing and shipping records, answering successor agent inquiries). This fee shall be based on Agent's then-current deconversion fee schedule. Agent may withhold the Client's records, reports and unused certificate stock pending Client's payment in full of all fees and expenses owed to Agent under this Agreement.

17. NOTICES. All notices, demands and other communications given pursuant to this Agreement shall be in writing, shall be deemed effective on the date of receipt, and may be sent by overnight delivery service, or by certified or registered mail, return receipt requested to:

If to Client:
First Trust MLP & Energy Income Fund
120 East Liberty Drive
Wheaton, IL 60187
Attention: W. Scott Jardine
fax (630) 517-7437


If to Agent:                              with an additional copy to:
BNY Mellon Investment Servicing (US)      BNY Mellon Investment Servicing (US)
Inc.                                      Inc.
301 Bellevue Parkway                      301 Bellevue Parkway
Wilmington, DE  19809                     Wilmington, DE  19809
Attn: President                           Attn: Legal Department


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18.   SUBMISSION TO JURISDICTION; FOREIGN LAW.

      (a) The parties irrevocably (i) submit to the non-exclusive jurisdiction of any Delaware State court or the United States District Court for the District of Delaware in any action or proceeding arising out of or relating to this Agreement, (ii) waive, to the fullest extent they may effectively do so, any defense based on inconvenient forum, improper venue or lack of jurisdiction to the maintenance of any such action or proceeding, and (iii) waive all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby.

      (b) Agent shall not be required hereunder to comply with the laws or regulations of any country other than the United States of America or any political subdivision thereof. Agent may consult with foreign counsel, at Client's expense, to resolve any foreign law issues that may arise as a result of Client or any other party being subject to the laws or regulations of any foreign jurisdiction.

19.   MISCELLANEOUS.

      (a) AMENDMENTS. This Agreement may not be amended or modified in any manner except by a written agreement signed by both Client and Agent.

      (b) GOVERNING LAW. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

      (c) SURVIVAL OF TERMS. Sections 7, 8, 13 and 16 hereof shall survive termination of this Agreement and Agent's appointment hereunder.

      (d) ASSIGNMENT. This Agreement shall be binding upon the parties hereto and their respective successors and assigns; provided that this Agreement may not be assigned, or otherwise transferred, in whole or in part, by either party without the prior written consent of the other party, which the other party will not unreasonably withhold, condition or delay; and provided further that (i) consent is not required for an assignment to an affiliate of Agent and (ii) any reorganization, merger, consolidation, sale of assets or other form of business combination by Agent shall not be deemed to constitute an assignment of this Agreement. Any attempted assignment in violation of the foregoing will be void.

      (e) HEADINGS. The headings contained in this Agreement are for the purposes of convenience only and are not intended to define or limit the contents of this Agreement.

      (f) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable


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law, but if any provision of this Agreement is found to violate a law, it will be severed from the rest of the Agreement and ignored.

      (g) COUNTERPARTS. This Agreement may be executed manually in any number of counterparts, each of which such counterparts, when so executed and delivered, shall be deemed an original, and all such counterparts when taken together shall constitute one and the same original instrument.

      (h) ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supercedes all prior written or oral communications, understandings, and agreements with respect to the subject matter of this Agreement. The parties acknowledge that the Exhibits hereto are an integral part of this Agreement.

      (i) BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give any person or entity other than Agent and Client any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of Agent and Client.

      (j) CUSTOMER IDENTIFICATION PROGRAM. Client acknowledges that Agent is subject to the customer identification program ("Customer Identification Program") requirements under the USA PATRIOT Act and its implementing regulations, and that Agent must obtain, verify and record information that allows Agent to identify Client. Accordingly, prior to accepting an appointment hereunder, Agent may request information from Client that will help Agent to identify Client, including without limitation Client's physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or any other information that Agent deems necessary. Client agrees that Agent cannot accept an appointment hereunder unless and until Agent verifies Client's identity in accordance with the Customer Identification Program requirements.

      (k) INCENTIVE COMPENSATION PROGRAM. The Bank of New York Mellon Corporation ("BNYM") has adopted an incentive compensation program designed (i) to facilitate clients gaining access to and being provided with explanations about the full range of products and services offered by BNYM and its subsidiaries and (ii) to expand and develop client relationships. This program may lead to the payment of referral fees and/or bonuses to employees of BNYM or its subsidiaries who may have been involved in a referral that resulted in the execution of obtaining of products or services by Client covered by this Agreement or which may be ancillary or supplemental to such products or services. Any such referral fees or bonuses are funded solely out of fees and commissions paid by Client under this Agreement or with respect to such ancillary or supplemental products or services.

[The remainder of this page has been intentionally left blank. Signature page follows.]


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year above written.

FIRST TRUST NEW OPPORTUNITIES MLP & ENERGY FUND

By:   _____________________________________

Name:  James M. Dykas

Title: Treasurer, Chief Financial Officer

BNY MELLON INVESTMENT SERVICING (US) INC.

By:   _____________________________________

Name:

Title:


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                                                                       EXHIBIT A





                         STOCK SUBJECT TO THE AGREEMENT

                                                         Number of Authorized      Number of Authorized
                                                           Shares Issued and        Shares Reserved for
                               Number of Authorized     Outstanding (including     Future Issuance Under
      Class of Stock                  Shares               Treasury Shares)         Existing Agreements
      --------------           --------------------     ----------------------     ---------------------



                                                                       EXHIBIT B


                  SERVICES TO BE PROVIDED AND SCHEDULE OF FEES

1)    ACCOUNT FEE:

      Cash Declaration:

      Monthly Dividend:                         $15.00 per account per annum

      Inactive Account:                         $  .30 per account per month

      Fees shall be calculated and paid monthly based on one-twelfth (1/12th) of the annual fee. An inactive account is defined as having a zero balance with no dividend payable. Inactive accounts are purged annually after year-end tax reporting.


2)    MINIMUM MONTHLY FEE:

      The minimum monthly fee will be $1,667 exclusive of transaction charges, proxy services fees, out-of-pocket expenses and miscellaneous fees.

3)    PROXY SERVICES FEE:

      The proxy services fee will be $2,500 per event.

4)    INITIAL PUBLIC OFFERING PROJECT MANAGEMENT FEE:

      $3,000 (initial public offering)

      $2,500 (over-allotment fee, if applicable)

5)    OUT-OF-POCKET EXPENSES



      The Client will reimburse the Agent for out-of-pocket expenses incurred on the Client's behalf, including but not limited to, telephone lines, forms, envelopes, postage, overnight delivery, mailgrams, hardware/phone lines for transmissions, mircofilm/microfiche, COLD storage fees, wire fees, ACH charges, exchange fee, record retention, cost of locating lost shareholders, fulfillment, maintenance of accounts, payable/broker invoices, b/c notices, account transcripts, ad hoc reports/labels/user tapes, consolidated statement, audio response and development/programming costs, conversion and deconversion expenses, travel expenses, training expenses and expenses incurred at the direction of the Client.

      Out-of-pocket expenses are billed as they are incurred.

6)    SHAREHOLDER EXPENSES



      The Client will reimburse the Agent for shareholder expenses incurred on the Client's behalf, including but not limited to: IRA/Keogh processing, exchange fees between portfolios, requests for account transcripts, returned checks, lost certificate bonding, overnight delivery as requested by the shareholder, and wire fee for disbursement if requested by the shareholder. Shareholder expenses are billed as they are incurred.

                            SERVICES TO BE PROVIDED

ACCOUNT MAINTENANCE FUNCTIONS

o     Opening new accounts
o     Posting debits and credits
o     Maintaining certificate history
o     Placing and releasing stop transfer notations
o     Consolidating accounts
o Coding accounts requiring special handling (e.g. "bad address," "do not mail," "VIP," etc.)
o     Processing address changes
o Responding to shareholder correspondence (includes address changes, coding changes, W8/W9 Inquiries, 1099 duplicate requests, statement inquiries, check replacements, and other routine transactions)
o     Providing a toll-free phone number for shareholder inquiries
o Obtaining and posting Taxpayer Identification Number certifications pursuant to IDTCA regulations
o Maintaining inactive accounts for the purpose of research and tax reporting
o     Closing (purging) inactive accounts that meet selected criteria
o     Maintaining shareholder consents to electronic delivery of materials
o Review and reporting of information required by the Office of Foreign Asset Control

SECURITY ISSUANCE FUNCTIONS

o Qualifying under the rules of the NYSE and NASDAQ/AMEX to act in the dual capacity as transfer agent and registrar
o Maintaining mail and window facilities for the receipt of transfer requests
o Maintaining and securing unissued certificate inventory and supporting documents
o Establishing procedures designed to verify that surrendered certificates are genuine and have not been altered
o Obtaining a legal opinion and/or other documentation to the effect that original issuances are properly authorized and have been registered under federal securities laws or are exempt from such registration
o In connection with requests for transfer, verifying that Shares issued equal the number surrendered
o     Place and remove stop orders on Shares
o Verifying that Agent has not received any active stop orders against Shares submitted for transfer
o     Issuing and registering new securities
o     Recording canceled and issued securities
o     Canceling surrendered certificates
o     Delivering completed transfers
o Processing restricted and legal transfers upon presentment of appropriate supporting documentation
o     Providing online access to daily transfer or management summary journals
o     Providing delivery and receipt of DWAC transfers
o     Provide and process safekeeping requests
o Replacing lost, destroyed or stolen certificates (charge imposed on shareholder)
o Supporting custodial arrangements for selling stockholders or otherwise as requested by Client in connection with public offerings

DIVIDEND DISBURSEMENT SERVICES

o     Preparing and mailing checks
o     ACH/Direct Deposit file transmission
o     Reconciling checks
o     Preparing payment register in list form
o     Withholding and filing taxes for non-resident aliens and others
o     Filing federal tax information returns
o     Processing "B" and "C" notices received from the IRS

o     Mailing required statements (Form 1099DIV or Form 1042)
o     Maintaining stop payment files and issuing replacement checks
o     Maintaining separate dividend addresses
o     Receiving, verifying and posting dividend payment funds

INVESTMENT PLAN SERVICES (PER SEPARATE PLAN AGREEMENT)

o     Opening and maintaining participant accounts
o     Processing reinvestment and optional cash payments
o Preparing participant statement of accounts, after each transaction, showing activity for current period
o     Processing liquidations and terminations according to plan specifications
o     Providing periodic investment reports to Client
o     Preparing Form 1099B to report sale proceeds
o     Issuing replacement checks
o Mail authorization material as requested either separately or part of new account mailing

ESCHEATMENT FUNCTIONS

o Assist in establishing compliance with the unclaimed property requirements of all jurisdictions that may have a claim on escheatable property held by Agent on behalf of Client.
o Processing records and property subject to reporting based upon current state statutes, rules, and regulations
o Identifying property that has become escheatable since the last filing date
o Assist in reviewing state regulations to determine if there have been any changes in reporting procedures
o     Reporting and remitting property to states

PROXY AND ANNUAL MEETING FUNCTIONS

o     Assisting in Annual Meeting planning
o     Processing and mailing Annual Meeting materials
o Provide eKit interactive Annual Meeting materials integrated with Internet Proxy Voting
o Tabulating physical (both scanner and manual) proxies returned by shareholders
o Soliciting registered shareholders for their consent to receive electronic meeting materials
o     Collecting, processing and archiving electronic consents and revocations
o     Tabulating telephone and Internet proxies returned by shareholders
o     Identifying shareholders who will attend the Annual Meeting
o     Providing Inspector(s) of Election for the Annual Meeting
o Maintaining an automated link with (i) DTC to redistribute record date Cede & Co. share positions to participants and (ii) ADP to receive transmissions of broker votes
o     Providing certified list of record date holders
o     Processing omnibus proxies for respondent banks
o     Providing report of final vote
o     Providing remote access to proxy tabulation system

WEB SERVICES AND SYSTEM ACCESS

o Providing Client access to Agent's mainframe inquiry and internet via Client ServiceDirect
o     Providing daily data on registered shareholders
o     Providing daily access to proxy tabulation file during proxy season
o     Providing Shareholder access to their account via Investor ServiceDirect
o     Providing on-line access to shareholder statements and tax forms via MLink